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                                                               Exhibit 24


                                CHAPMAN HOLDINGS, INC.
                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Holdings, Inc., the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


                                           DATE


/s/ NATHAN A. CHAPMAN, JR.                  December 30,  1997
--------------------------------------      --------------------
Nathan A. Chapman, Jr., President and
Director (Principal Executive Officer)


/s/ EARL U. BRAVO, SR.                      December 30, 1997
-------------------------------------       --------------------
Earl U. Bravo, Sr., Director


/s/ DONALD V. WATKINS                       December 12, 1997
-------------------------------------       --------------------
Donald V. Watkins, Director


/s/ LOTTIE H. SHACKELFORD                   December 30, 1997
-------------------------------------       --------------------
Lottie H. Shackelford, Director


/s/ M. LYNN BALLARD                         December 30, 1997
-------------------------------------       ---------------------
M. Lynn Ballard, Treasurer and
Controller (Principal Accounting and
Financial Officer)